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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 22, 2003

                          BioMarin Pharmaceutical Inc.
             (Exact name of registrant as specified in its charter)


            Delaware                   000-26727               68-0397820
(State or other jurisdiction of       (Commission             (IRS Employer
 incorporation or organization)       File Number)          Identification No.)


371 Bel Marin Keys Boulevard, Suite 210, Novato, California               94949
(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code:              (415) 884-6700


                                 Not Applicable
                  ------------------------------------------
          (Former name or former address, if changed since last report)
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Item 5.  Other Events.

                  On September 22, 2003, BioMarin Pharmaceutical Inc. (the "Company"), issued a press release announcing the termination of it Phase 3a study of Neutralase and the termination of the Neutralase program for all indications. The Company's press release issued on September 22, 2003 is attached hereto as Exhibit 99.1.

                  The press release included an estimate of "cash burn" (a non-GAAP financial measure) for the years ending December 31, 2003 and 2004. The Company estimates that cash burn for 2003 and 2004 will be between $74-78 million and $69-73 million, respectively. The Company defines cash burn as net cash flow for a fiscal year (determined in accordance with generally accepted accounting principles) less all proceeds from capital markets financing activities. The Company estimates total net increase in cash for the year ending December 31, 2003 to be approximately $131 million to $135 million and the aggregate net proceeds from its public offering of common stock, sales of common stock to an institutional investor and convertible debt offering to be approximately $209 million. The Company does not anticipate any additional capital market financing activities in 2004 or for the remainder of 2003. Therefore, the estimated cash burn for 2004 is equal to the estimated total net decrease in cash for 2004.

                  The Company believes that cash burn, although a non-GAAP financial measure, provides useful information to investors by showing the net cash expended in most aspects of its activities. The Company also believes that the presentation of this non-GAAP financial measure is consistent with the Company's past practice, as well as industry practice in general, and will enable investors and analysts to compare current non-GAAP measures with non-GAAP measures presented in prior periods. Any non-GAAP financial measure used by the Company should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

Item 7.       Financial Statements, Pro Forma Financial Statements and Exhibits.


         (a) Financial Statements of Business Acquired.

             Not Applicable.

         (b) Pro Forma Financial Information.

             Not Applicable.

         (c) Exhibits.

             Exhibit 99.1 Press Release of the Company dated September 22, 2003.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BioMarin Pharmaceutical Inc.,
                                        a Delaware corporation


Date: September 22, 2003                By: /s/ Louis Drapeau
                                            -----------------
                                            Louis Drapeau
                                            Chief Financial Officer



                                  EXHIBIT INDEX

Exhibit No.               Description

Exhibit 99.1              Press Release of the Company dated September 22, 2003.